Exhibit 3.2(a)

AMENDED AND RESTATED BYLAWS

OF

NUVOLA, INC.

As of December 31, 2015

ARTICLE I — OFFICES

The principal office of the Corporation shall be located at 7333 East Doubletree Ranch Road, Suite D-250, Scottsdale, Arizona 85258, and it may be changed from time to time by the Board of Directors. The Corporation may also maintain offices at such other places within or without the United States as the Board of Directors may, from time to time, determine.

ARTICLE II — MEETING OF STOCKHOLDERS

Section 1 — Annual Meetings.

Annual meetings of stockholders shall be held at such date and time as the Board of Directors may from time to time fix; provided, however, that each annual meeting shall be held within 15 months of the date of the preceding annual meeting. At such meetings directors shall be elected, reports of the affairs of the Corporation shall be considered, and any other business may be transacted that is within the powers of the stockholders.

Section 2 — Special Meetings.

Special meetings of the stockholders may be called at any time by the majority of the Board of Directors, the Chairman of the Board, the President, or as otherwise authorized by law. The business of a special meeting shall be confined to the purpose or purposes stated in the notice of such meeting.

Section 3 — Place of Meetings.

All meetings of the stockholders shall be held at the principal office of the Corporation, or at such other places as shall be designated in the notices or waivers of notice of such meetings.

Section 4 — Notice of Meetings.

(a) Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be delivered that shall state the place, date, and hour of the meeting and, except in the case of the annual meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the written notice of any meeting shall be delivered not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. Notice may be delivered by any means permitted by law. If mailed, such notice shall be directed to the stockholder at the stockholder’s address as it appears on the records of the Corporation.

(b) Attendance at a meeting of stockholders, in person or by proxy, constitutes a waiver of notice of the meeting, except when the stockholder attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business on grounds that the meeting is not lawfully called or convened.

Section 5 — Quorum.

(a) The presence in person or by proxy of the persons entitled to vote a majority of the voting shares at any meeting shall constitute a quorum for the transaction of business. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

(b) Despite the absence of a quorum at any annual or special meeting of stockholders, the stockholders, by a majority of the votes cast by the holders of shares entitled to vote thereat, may adjourn the meeting. At any such adjourned meeting at which a quorum is present, any business may be transacted at the meeting as originally called if a quorum had been present.

Section 6 — Voting.

(a) Unless otherwise provided in the Articles of Incorporation of the Corporation, as amended from time to time (the “Articles of Incorporation”), or in the resolution providing for the issuance of the stock adopted by the Board of Directors pursuant to authority expressly vested in it by the provisions of the Articles of Incorporation of the Corporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock standing in such stockholder’s name on the records of the Corporation.

(b) Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after six months from its date, unless coupled with an interest, or unless the proxy provides for a longer period, which in no case shall exceed seven years from the date of its execution. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy that is not irrevocable, in the case of a meeting of stockholders, by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary.

(c) Voting at meetings of stockholders need not be by written ballot and need not be conducted by inspectors unless the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting shall so determine.

(d) Except with respect to newly created directorships resulting from an increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office, or other cause (as provided for in Section 9 of Article III of these bylaws), each director shall be elected by a plurality of the votes cast at any meeting of stockholders at which directors are to be elected and a quorum is present. All other elections and questions presented to the stockholders at a meeting at which a quorum is present shall, unless otherwise provided by the Articles of Incorporation, these bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities, be decided by the affirmative vote of the holders of a majority of the votes cast. For purposes of these bylaws, “majority of the votes cast” shall mean that the number of shares voted “for” a nominee for election to the Board of Directors or any other election or question exceeds the votes cast “against” such nominee or other election or question, respectively, and, in all events, “votes cast” shall not include abstentions or broker non-votes.

(e) Unless otherwise provided in the Articles of Incorporation, any action required or permitted to be taken at any meeting of the shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken shall be signed by the shareholders of outstanding stock having not less than a majority of the number of votes entitled to vote thereon.

Section 7 — Notice of Stockholder Business and Nominations.

(a) (1) Nominations of one or more persons for election to the Board of Directors (each, a “Nomination,” and more than one, “Nominations”) and the proposal of business other than Nominations to be considered by the stockholders (“Business”) may be made at an annual meeting of stockholders only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), provided, however, that reference in the Corporation’s notice of meeting to the election of directors or the election of members of the Board of Directors shall not include or be deemed to include Nominations, (B) by or at the direction of the Board of Directors, or (C) by any stockholder who was a stockholder of record of the Corporation at the time the notice provided for in this Section 7 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 7(a).

(2) For Nominations or Business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph (a) (1) of this Section 7, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any proposed Business must constitute a proper subject for stockholder action under applicable law. To be timely, a stockholder’s notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting of stockholders of the Corporation commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth (A) as to each Nomination to be made by such stockholder (i) all information relating to the individual subject to such Nomination that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case, pursuant to and in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), without regard to the application of the Exchange Act to either the Nomination or the Corporation and (ii) such person’s written consent to being named in a proxy statement as a nominee and to serving as a director if elected; (B) as to the Business that the stockholder proposes to bring before the meeting, a brief description of the Business, the text of the proposed Business (including the text of any resolutions proposed for consideration and in the event that such Business includes a proposal to amend the bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such Business at the meeting and any material interest in such Business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the Nomination or Business is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a representation that such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the meeting to propose such Nomination or Business, and (iv) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver by proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding shares of stock required to approve or adopt the Business or elect the nominee subject to the Nomination and/or (y) otherwise to solicit proxies from stockholders of the Corporation in support of such Business or Nomination; provided, however, that if the Business is otherwise subject to Rule 14a-8 (or any successor thereto) promulgated under the Exchange Act (“Rule 14a-8”), the foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of such stockholder’s intention to present such Business at an annual meeting of stockholders of the Corporation in compliance with Rule 14a-8, and such Business has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting of stockholders. The Corporation may require any person subject to such Nomination to furnish such other information as it may reasonably require to determine the eligibility of such individual subject to such Nomination to serve as a director of the Corporation.

(3) Notwithstanding anything in the second sentence of paragraph (a) (2) of this Section 7 to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting is increased and there is no public announcement naming the nominees for election to the additional directorships at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by paragraph (a) (2) of this Section 7 shall also be considered timely, but only with respect to nominees for election to the new directorships, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

(b) Only such Business shall be conducted at a special meeting of stockholders of the Corporation as shall have been brought before such meeting pursuant to the Corporation’s notice of meeting (or any supplement thereto); provided, however, that reference therein to the election of directors or the election of members of the Board of Directors shall not include or be deemed to include Nominations. Nominations may be made at a special meeting of stockholders at which directors are to be elected (i) pursuant to the Corporation’s notice of meeting (or any supplement thereto) as aforesaid or (ii) in the event a special meeting is called for the purpose of electing one or more directors to the Board of Directors, by any stockholder of the Corporation who is entitled to vote at the meeting with respect to the election of directors, who complies with the notice procedures set forth in this paragraph (b), and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation as provided for in this Section 7. In the event that a special meeting of stockholders of the Corporation is called for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may make a Nomination or Nominations (as the case may be) of one or more persons (as the case may be) for election to such position(s) specified in the Corporation’s notice of meeting, if the stockholder’s notice as required by paragraph (a) (2) of this Section 7 shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of such special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting of stockholders of the Corporation commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c) (1) Only persons who are nominated in accordance with the procedures set forth in this Section 7 shall be eligible for election at any annual or special meeting of stockholders of the Corporation and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 7.

(2) Except as otherwise provided by law, the Articles of Incorporation, or this Section 7, the chairman of the meeting shall have the power and duty to determine whether a Nomination or any Business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 7 and, if any proposed Nomination or Business is not in compliance with this Section 7, to declare that such defective Nomination or Business shall be disregarded and not be considered or transacted. Notwithstanding the foregoing provisions of this Section 7, if the stockholder (or a qualified representative of such stockholder) does not appear at the meeting of stockholders of the Corporation to present a Nomination or Business, such Nomination or Business shall be disregarded and such Nomination or Business shall not be considered or transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(3) For purposes of this Section 7, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act.

(4) Notwithstanding the foregoing provisions of this Section 7, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 7. Nothing in this Section 7 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy materials with respect to a meeting of stockholders pursuant to Rule 14a-8 under Exchange Act (to the extent the Corporation or such proposals are subject to Rule 14a-8) or (ii) of the holders of any outstanding series of Preferred Stock or any other outstanding series or class of stock as set forth in the Articles of Incorporation to elect directors under specified circumstances or to consent to specific actions taken by the Corporation.

Section 8 — Presiding Officer; Order of Business; Conduct of Meeting.

(a) Meetings of the stockholders shall be presided over by such person as shall be designated by the Board of Directors or if no designation is made, then by the Chairman of the Board, or in his or her absence or if there is no Chairman of the Board, then the President. Unless the chairman of the meeting appoints another person to act as secretary of the meeting, the Secretary of the Corporation, or in the Secretary’s absence, an Assistant Secretary of the Corporation, shall act as secretary of the meeting.

(b) Subject to the following, meetings of stockholders shall generally follow accepted rules of parliamentary procedure:

(1) The chairman of the meeting shall have absolute authority over matters of procedure, and there shall be no appeal from the ruling of the chairman. If the chairman, in absolute discretion, deems it advisable to dispense with the rules of parliamentary procedure as to any one meeting of stockholders or a part thereof, the chairman shall so state and shall clearly state the rules under which the meeting or appropriate part thereof shall be conducted.

(2) If disorder shall arise which prevents continuation of the legitimate business of the meeting, the chairman may quit the chair and announce the adjournment of the meeting; and upon his so doing, the meeting is immediately adjourned.

(3) The chairman may ask or require that anyone not a bona fide stockholder or proxy holder leave the meeting.

(4) Unless the chairman dispenses with the following rule of parliamentary procedure, a resolution or motion shall be only considered for a vote if proposed by a stockholder (or a qualified representative of a stockholder), and seconded by an individual, who is a stockholder (or a qualified representative of a stockholder), other than the individual who proposed the resolution or motion.

ARTICLE III — BOARD OF DIRECTORS

Section 1 — Powers.

Subject to limitations of the Articles of Incorporation and statute as to action to be authorized or approved by the stockholders, and subject to the duties of directors as prescribed by these bylaws, the business of the Corporation shall be managed under the direction of the Board of Directors and the Board of Directors shall have full control over the affairs of the Corporation. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the directors shall have the following powers:

First — To select the officers of the Corporation and remove all the officers, agents, and employees of the Corporation; prescribe such powers and duties for them as may not be inconsistent with law, with the Articles of Incorporation, or these bylaws; fix their compensation; and require from them security for faithful service.

Second — To conduct, manage, and control the affairs and business of the Corporation and to make such rules and regulations therefor not inconsistent with law, or with the Articles of Incorporation, or these bylaws, as they may deem best.

Third — To change the principal executive office and principal office for the transaction of the business of the Corporation from one location to another; to fix and locate from time to time one or more subsidiary offices of the Corporation within or without the state of Nevada; to designate any place within or without the state of

Nevada for the holding of any stockholders’ meeting or meetings; and to adopt, make, and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time, as in their judgment, they may deem best, provided such seal and such certificates shall at all times comply with the provisions of law.

Fourth — To authorize the issue of shares of stock of the Corporation from time to time, upon such terms as may be lawful.

Fifth — To borrow money and incur indebtedness for the purposes of the Corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, or other evidences of debt and securities therefor.

Sixth — By resolution adopted by the Board of Directors, to designate one or more committees, each consisting of at least one director, to serve at the pleasure of the board, and to prescribe the manner in which proceedings of such committee shall be conducted. Unless the Board of Directors shall otherwise prescribe the manner of proceedings of any such committee, meetings of any such committee may be regularly scheduled in advance and may be called at any time by a majority of the members thereof; otherwise, the provisions of these bylaws with respect to notice and conduct of meetings of the Board of Directors shall govern. Any such committee, to the extent provided in a resolution of the Board, may have all of the authority of the board, except with respect to the following:

(i) the approval of any action for which state statute or the Articles of Incorporation also require stockholder approval;

(ii) the filing of vacancies of the Board or in any committee;

(iii) the adoption, amendment, or repeal of bylaws;

(iv) the amendment or repeal of any resolution of the Board;

(v) any distribution to the stockholders, except at a rate or in a periodic amount or within a price range determined by the Board; and

(vi) the appointment of other committees of the Board or the members thereof.

Section 2 — Number and Qualification of Directors.

The number of directors of the Corporation shall not be less than two nor more than 12 until changed by a bylaw amending this Section 2. The exact number of directors shall be increased or decreased from time to time, adopted by resolution by the Board of Directors. A director need not be a stockholder of the Corporation.

Section 3 — Election and Term of Office.

At each annual meeting of stockholders, directors of each class, the term of which shall then expire, shall be elected to serve for a three-year term, but if any such annual meeting is not held or the directors are not elected at any annual meeting, the directors may be elected at any special meeting of stockholders held for that purpose, or at the next annual meeting of stockholders held thereafter. Each director, including a director elected to fill a vacancy, shall hold office until the next election of the class for which such director shall have been chosen and until the director’s successor is elected and qualified, or until the director’s prior death, resignation, or removal.

Section 4 — Annual and Regular Meetings; Notice.

(a) A regular annual meeting of the Board of Directors shall be held immediately following the annual meeting of the stockholders, at the place of such annual meeting of stockholders or at such other place as the directors may determine.

(b) The Board of Directors, from time to time, may provide by resolution for the holding of other regular meetings of the Board of Directors, and may fix the date, time, and place thereof.

(c) Notice of any regular meeting of the Board of Directors shall not be required to be given, and, if given, need not specify the purpose of the meeting; provided, however, that in case the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be given to each director who shall not have been present at the meeting at which such change was made within the time limited, and in the manner set forth in Paragraph (b) Section 5 of this Article III, with respect to special meetings, unless such notice shall be waived in the manner set forth in Paragraph (c) of such Section 5.

Section 5 — Special Meetings; Notice.

(a) Special meetings of the Board of Directors shall be held whenever called by the President, the Chairman, or by a majority of the directors, at such date, time, and place as may be specified in the respective notices or waivers of notice thereof.

(b) Except as otherwise required by statute, notice of special meetings shall be mailed directly to each director, addressed to such director at such director’s residence or usual place of business at least four days before the day on which the meeting is to be held, or shall be sent to such director at such place by telegram, facsimile transmission, or e-mail, or shall be delivered to such director personally or given to such director orally, not later than the day before the day on which the meeting is to be held. A notice or waiver of notice need not specify the purpose of the meeting.

(c) Notice of any special meeting shall not be required to be given to any director who shall attend such meeting without protesting prior thereto or at its commencement, the lack of notice to such director, or who submits a signed waiver of notice, whether before or after the meeting. Notice of any adjourned meeting shall not be required to be given.

Section 6 — Chairman.

At all meetings of the Board of Directors, the Chairman of the Board, if any and if present, shall preside. If there shall be no Chairman, or the Chairman shall be absent, then the Vice Chairman shall preside, and in the Vice Chairman’s absence, a Chairman chosen by the directors shall preside.

Section 7 — Quorum and Adjournments.

(a) At all meetings of the Board of Directors, the presence of a majority of the entire Board shall be necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided by law, by the Articles of Incorporation, or by these bylaws.

(b) A majority of the directors present at the time and place of any regular or special meeting, although less than a quorum, may adjourn the same from time to time without notice, until a quorum shall be present.

Section 8 — Manner of Acting.

(a) At all meetings of the Board of Directors, each director present shall have one vote, irrespective of the number of shares of stock, if any, which such director may hold.

(b) Except as otherwise provided by statute, by the Articles of Incorporation, or by these bylaws, the action of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.

(c) Unless otherwise required by the Articles of Incorporation or statute, any action required or permitted to be taken at any meeting of the Board of Directors or any Committee thereof may be taken without a meeting if a written consent thereto is signed by all the members of the Board or Committee. Such written consent shall be filed with the minutes of the proceedings of the Board or Committee.

(d) Unless otherwise prohibited by the Articles of Incorporation or statute, members of the Board of Directors or of any Committee of the Board of Directors may participate in a meeting of the Board or Committee through electronic communications, videoconferencing, teleconferencing, or other available technology if the Corporation has implemented reasonable measures to (i) verify the identity of each person participating through such means as a director; and (ii) provide the directors a reasonable opportunity to participate in the meeting and to vote on matters submitted to the directors, including an opportunity to communicate and to read and hear the proceedings of the meeting in a substantially concurrent manner with such proceedings. Such participation constitutes the presence of all of the participating persons at such meeting, and each person participating in the meeting shall sign the minutes thereof, which may be signed in counterparts.

Section 9 — Vacancies.

Except as otherwise provided by the resolution or resolutions adopted by the Board of Directors designating the powers, designations, preferences, limitations, restrictions, and relative rights of any preferred stock of the Corporation, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office, or other cause shall be filled solely by the affirmative vote of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by the sole remaining director.

Section 10 — Resignation.

Any director may resign at any time by giving written notice to the Board of Directors. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors, and the acceptance of such resignation shall not be necessary to make it effective. To the extent allowed by law, any person who serves as a director and is also an employee of the Corporation shall resign if that person is no longer an employee by giving written notice to the Corporation.

Section 11 — Removal.

Except as otherwise provided by law, any director may be removed with or without cause at any time by the affirmative vote of stockholders holding of record in the aggregate at least two-thirds of the outstanding shares of stock of the Corporation at a meeting of the stockholders called for that purpose.

Section 12 — Compensation.

Directors, and members of any committee of the Board of Directors, shall be entitled to such reasonable compensation for their services as directors, as members of any such committee, or in any other capacity as shall be fixed from time to time by resolution of the Board of Directors or a committee of the Board of Directors and shall also be entitled to reimbursement for any reasonable expenses incurred in attending such meetings. The compensation of directors may be on such basis as is determined by the resolution of the Board of Directors or a committee of the Board of Directors. Any director receiving compensation under these provisions shall not be barred from serving the Corporation in any other capacity and receiving reasonable compensation for such other services.

Section 13 — Contracts.

(a) No contract or other transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any corporation, firm, or association in which one or more of the directors or officers of the Corporation is a director or officer or is financially interested, shall be affected, impaired, invalidated, void, or voidable solely for this reason or solely because any such director or officer is present at the meeting of the Board of Directors or a committee thereof that authorizes or approves the contract or transaction, or because such director or officer joins in the signing of a written contract that authorizes or approves the contract or transaction or because the vote of any common or interested director is counted for such purpose, if the circumstances specified in any of the following paragraphs exist:

(i) The fact of the common directorship, office, or financial interest is known to the Board of Directors or committee, and the Board or committee authorizes, approves, or ratifies the contract or transaction in good faith by a vote sufficient for the purpose without counting the vote or votes of the common or interested director or directors; or

(ii) The fact of the common directorship, office, or financial interest is known to the stockholders, and they approve or ratify the contract or transaction in good faith by a majority vote of stockholders holding a majority of the shares entitled to vote; or

(iii) The fact of the common directorship, office, or financial interest is not known to the director or officer at the time the transaction is brought before the Board of Directors or committee for action; or

(iv) The contract or transaction is fair as to the Corporation at the time it is authorized or approved.

(b) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof that authorizes, approves, or ratifies a contract or transaction, and if the votes of the common or interested directors are not counted at such meeting, then a majority of the disinterested directors may authorize, approve, or ratify a contract or transaction.

Section 14 — Loans to Officers and Directors.

Except as otherwise prohibited by law, the Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of any subsidiary of the Corporation, including any officer or employee who is a director of the Corporation or any subsidiary, whenever, in the judgment of the Board of Directors, such loan, guaranty, or assistance may reasonably be expected to benefit the Corporation. Such loan, guaranty, or other assistance may be with or without interest and may be unsecured or secured in such manner as the Board of Directors shall approve, including, without limitation, by a pledge of shares of the Corporation. The authority of the Board of Directors may be general or confined to specific instances, and the Board of Directors may delegate to a committee of the Board of Directors the power to grant, administer, and determine the terms and condition of any loan, guaranty, or assistance to be made or given pursuant to a general authorization of the Board of Directors.

Section 15 — Indemnification.

(a) The Corporation shall, to the maximum extent permitted by law, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was an Agent of the Corporation, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person. For purposes of this Section 15, the term “Agent” shall include any person who is or was a director, officer, or director level or above (as shown in the Corporation’s or the applicable consolidated subsidiary’s human resources records) employee of the Corporation or any of its consolidated subsidiaries or, while a director, officer, or director level or above (as shown on the Corporation’s or the applicable consolidated subsidiary’s human resources records) of the Corporation or any of its consolidated subsidiaries, is or was serving at the request of the Corporation or any of its consolidated subsidiary as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise; the term “Corporation” shall include any predecessor of the Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term “other enterprise” shall include any corporation, partnership, joint venture, trust, or employee benefit plan; service “at the request of the Corporation” shall include service as a director, officer, employee, or agent of another corporation, joint venture, trust, or other enterprise that imposes duties on, or involves services by, such Agent with respect to any other enterprise or any employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to any employee benefit plan that such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation. Expenses incurred in defending any such action, suit, or proceeding by any person who the Corporation is required to indemnify as set forth above shall be paid or reimbursed by the Corporation promptly upon receipt by it of an undertaking of such person to repay such expenses if it should ultimately be determined that such person was not entitled to be indemnified by the Corporation. The rights provided to any person by this Section 15 shall be enforceable against the Corporation by such person who shall be presumed to have relied upon it in serving or continuing to serve as an Agent of the Corporation. The indemnification and advancement of expenses provided by, or granted pursuant to, this Section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be an Agent of the Corporation and shall inure to the benefit of the heirs, executors, and administrators of such a person.

(b) The provisions of this Section 15 shall be deemed to be a contract between the Corporation and each such person who serves in any such capacity at any time while this Section and the relevant provisions of the Nevada General Corporation Law or other applicable laws, if any, are in effect. Any right to indemnification or to advancement of expenses arising under this Section shall not be eliminated or impaired by any amendment, repeal, or modification of this Section 15 after the occurrence of the act or omission that is the subject of the civil, criminal, administrative, or investigative action, suit, or proceeding for which indemnification or advancement of expenses is sought. The Corporation shall also enter into such express agreements as the Board of Directors deems appropriate for the indemnification of present or future Agents of the Corporation, consistent with the Articles of Incorporation, these bylaws, and applicable law.

Section 16 — Insurance.

Upon a determination of the Board of Directors to purchase liability insurance, this Corporation shall purchase and maintain insurance on behalf of each Agent identified by the Board of Directors against any liability asserted against or incurred by the Agent in such capacity or arising out of the Agent’s status as such whether or not this Corporation would have the power to indemnify the Agent against such liability under the provisions of Section 15.

Section 17 — Transfer Agents and Registrars.

The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, either domestic or foreign, which shall be appointed at such times and places as the requirements of the Corporation may necessitate and the Board of Directors may designate.

ARTICLE IV — OFFICERS

Section 1 — Number, Qualifications, Election and Term of Office.

(a) The “executive officers” of the Corporation shall consist of a President, Secretary, Treasurer, and such other officers as may be elected by the Board of Directors from time to time, including, without limitation, a Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, Chief Executive Officer, Chief Financial Officer, and one or more Vice Presidents. The Board of Directors or the President may from time to time appoint such other officers (who shall be the “appointed officers”) of the Corporation, provided that any such appointment by the President is reported to the Board of Directors. As used in these Bylaws, “officer” of the Corporation shall refer to the executive and/or appointed officers of the Corporation, as the context may require. Any officer other than the Chairman or Vice Chairman of the Board of Directors may be, but is not required to be, a director of the Corporation. Any two or more offices may be held by the same person.

(b) The executive officers of the Corporation shall be elected by the Board of Directors at the regular annual meeting of the Board following the annual meeting of stockholders or at any special meeting of the Board and the appointed officers of the Corporation shall be appointed from time to time by the Board of Directors of the President.

(c) Each executive officer shall hold office until the annual meeting of the Board of Directors next succeeding his or her election, and until his or her successor shall have been elected and qualified, or until his or her death, resignation, or removal. Each appointed officer shall hold office until his or her successor shall have been appointed and qualified, or until his or her death, resignation, or removal.

Section 2 — Resignation.

Any officer may resign at any time by giving written notice of such resignation to the Board of Directors or to the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or by such officer, and the acceptance of such resignation shall not be necessary to make it effective.

Section 3 — Removal.

Any executive officer may be removed, either with or without cause, and a successor elected by a majority vote of the Board of Directors at any time. Any appointed officer may be removed, either with or without cause, by a majority vote of the Board of Directors or the President, and a successor appointed by the Board of Directors or the President at any time.

Section 4 — Vacancies.

A vacancy in any executive office by reason of death, resignation, inability to act, disqualification, or any other cause, may at any time be filled for the unexpired portion of the term by a majority vote of the Board of Directors. A vacancy in any appointed office by reason of death, resignation, inability to act, disqualification, or any other cause, may at any time be filled for the unexpired portion of the term by the Board of Directors or the President.

Section 5 — Duties of Officers.

(a) Chairman of the Board. The Chairman of the Board shall, when present, preside at all meetings of the stockholders and of the Board of Directors and shall have such other powers and duties as may be delegated to the Chairman of the Board by the Board of Directors. The Chairman of the Board may from time to time, with the approval of a majority of the Board, delegate to the Vice Chairman of the Board, if any, or the President, the duties of presiding at meetings of stockholders and of the Board of Directors.

(b) Vice Chairman of the Board. In the absence or the incapacity of the Chairman of the Board, the Vice Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors, but shall not have any other duties or powers of the Chairman of the Board with respect to supervision or control of the business or other officers of the Corporation, except insofar as such duties or powers may be expressly delegated to the Vice Chairman of the Board by the Chairman of the Board or the Board of Directors.

(c) President. In the absence or incapacity of the Chairman of the Board and subject to the duties and powers granted the Vice Chairman of the Board, the President shall perform all the duties and functions and shall have all the powers of the Chairman of the Board. The President shall have the power to execute certificates for shares of stock and other documents as is normally accorded the President and chief executive officer of a Corporation under Nevada and other applicable law. The President shall perform such other duties as may be prescribed by the Board of Directors from time to time.

(d) Vice President. The Vice Presidents shall have such powers and perform such duties as from time to time may be prescribed for them respectively by the Board of Directors.

(e) Secretary. The Secretary shall record or cause to be recorded, and shall keep or cause to be kept, at the principal executive office and such other place as the Board of Directors may order, a book of minutes of actions taken at all meetings of directors and stockholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors’ meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof.

The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Corporation’s transfer agent, a share register, or a duplicate share register, showing the names of the stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all the meetings of the stockholders and of the Board of Directors required by the bylaws or by law to be given, and shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these bylaws.

(f) Treasurer. The Treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus, and shares. The books of account shall at all reasonable times be open to inspection by any director.

The Treasurer shall deposit, or cause to be deposited, all monies and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the Chairman of the Board, the President, and the Board of Directors, whenever they request it, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these bylaws.

Section 6 — Salaries.

The salaries for the principal officers of the Corporation shall be fixed, from time to time, by the Board of Directors or by a duly constituted committee of the Board of Directors. No officer shall be disqualified from receiving a salary by reason of his or her also being a director of the Corporation.

Section 7 — Sureties and Bonds.

In case the Board of Directors shall so require, any officer, employee, or agent of the Corporation shall execute to the Corporation a bond in such sum, and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of such person’s duties to the Corporation, including responsibility for negligence and for the accounting for all property, funds, or securities of the Corporation that may come into such person’s hands.

Section 8 — Shares of Stock of Other Corporations.

Whenever the Corporation is the holder of shares of stock of any other corporation, any right or power of the Corporation as such stockholder (including the attendance, acting, and voting at stockholders’ meetings and execution of waivers, consents, proxies, or other instruments) may be exercised on behalf of the Corporation by the President, any Vice President, or such other person as the Board of Directors may authorize.

ARTICLE V — SHARES OF STOCK

Section 1 — Certificates of Stock.

(a) The Corporation is authorized to issue shares of common stock of the Corporation in certificated or uncertificated form. The shares of the common stock of the Corporation shall be registered on the books of the Corporation in the order in which they shall be issued. Any certificates for shares of the common stock, and any other shares of capital stock of the Corporation represented by certificates, shall be numbered, shall be signed by the Chairman of the Board of Directors, the President, or a Vice President, and the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer. Any or all of the signatures on a certificate may be a facsimile signature. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he, she, or it were such officer, transfer agent, or registrar at the date of issue. Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send, or cause to be sent, to the record owner thereof a written statement setting forth the name of the Corporation, the name of the stockholder, the number and class of shares, and a summary of the designations, relative rights, preferences, and limitations applicable to such class of shares and the variations in rights, preferences, and limitations determined for each series within a class (and the authority of the Board of Directors to determine variations for future series), and a full statement of any restrictions on the transfer or registration of such shares. Each stock certificate must set forth the same information or, alternatively, may state conspicuously on its front or back that the Corporation will furnish the stockholders a full statement of this information on request and without charge. Every stock certificate representing shares that are restricted as to the sale, disposition, or transfer of such shares shall also indicate that such shares are restricted as to transfer and there shall be set forth or fairly summarized upon the certificate, or the certificate shall indicate that the Corporation will furnish to any stockholders upon request and without charge, a full statement of such restriction. If the Corporation issues any certificated shares that are not registered under the Securities Act of 1933, as amended, and registered or qualified under the applicable state securities laws, the transfer of any such shares shall be restricted substantially in accordance with the following legend:

“THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.”

(b) No certificate representing shares of stock shall be issued until the full amount of consideration therefor has been paid, except as otherwise permitted by law.

(c) To the extent permitted by law, the Board of Directors may authorize the issuance of certificates or uncertificated shares representing fractions of a share of stock that shall entitle the holder to exercise voting rights, receive dividends, and participate in liquidating distributions, in proportion to the fractional holdings; or it may authorize the payment in cash of the fair value of fractions of a share of stock as of the time when those entitled to receive such fractions are determined; or it may authorize the issuance, subject to such conditions as may be permitted by law, of scrip in registered or bearer form over the signature of an officer or agent of the Corporation, exchangeable as therein provided for full shares of stock, but such scrip shall not entitle the holder to any rights of a stockholder, except as therein provided.

Section 2 — Lost or Destroyed Certificates.

The Board of Directors may require from any person who claims their stock certificate has been lost, stolen, or destroyed an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. The Board of Directors may, in its discretion and as a condition precedent to the issuance of either a new stock certificate or uncertificated shares, require the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to give the Corporation a bond or other security sufficient to indemnify the Corporation against any claim that may be made against the Corporation for the alleged loss, theft or destruction of a certificate, or the issuance of a new certificate or uncertificated shares.

Section 3 — Transfers of Shares.

(a) Transfers of shares shall be made upon the books of the Corporation (i) only by the holder of record thereof, or by a duly authorized agent, transferee, or legal representative and (ii) in the case of certificated shares, upon the surrender to the Corporation of the certificate or certificates for such shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

(b) The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable, or other claim to, or interest in, such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

Section 4 — Record Date.

In lieu of closing the stock ledger of the Corporation, the Board of Directors may fix, in advance, a date not exceeding 60 days, nor less than 10 days, as the record date for the determination of stockholders entitled to receive notice of, or to vote at, any meeting of stockholders, or for the purpose of determining stockholders entitled to receive payment of any dividends, or allotment of any rights, or for the purpose of any other action. If no record date is fixed, the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which the first notice is given, or, if notice is waived, at the close of business on the day before the meeting is held; the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the resolution of the directors relating thereto is adopted. When a determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders has been made as provided for herein, such determination shall apply to any adjournment thereof, unless the directors fix a new record date for the adjourned meeting.

Section 5 — Stockholders of Record.

Voting by stockholders shall in all cases be subject to the following provisions:

(a) Shares held by an administrator, executor, guardian, conservator, or custodian may be voted by such holder either in person or by proxy, without a transfer of such shares into the holder’s name; and shares standing in the name of a trustee may be voted by the trustee, either in person or by proxy, but no trustee shall be entitled to vote shares held by such trustee without a transfer of such shares into the trustee’s name.

(b) Shares standing in the name of a receiver may be voted by such receiver; and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into the receiver’s name if authority to do so is contained in the order of the court by which such receiver was appointed.

(c) Subject to the provisions of applicable law, and except where otherwise agreed in writing between the parties, a stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

(d) Shares standing in the name of a minor may be voted and the Corporation may treat all rights incident thereto as exercisable by the minor, in person or by proxy, whether or not the Corporation has notice, actual or constructive, of the non-age, unless a guardian of the minor’s property has been appointed and written notice of such appointment given to the Corporation.

(e) Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy holder as the by-laws of such other corporation may prescribe or, in the absence of such provision, as the Board of Directors of such other corporation may determine or, in the absence of such determination, by the chairman of the board, president, or any vice president of such other corporation, or by any other person authorized to do so by the board, president, or any vice president of such other corporation. Shares that are purported to be voted or any proxy purported to be executed in the name of a corporation (whether or not any title of the person signing is indicated), shall be presumed to be voted or the proxy executed in accordance with the provisions of this subdivision, unless the contrary is shown.

(f) Shares of the Corporation owned by any subsidiary shall not be entitled to vote on any matter.

(g) If shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, husband and wife as community property, tenants by the entirety, voting trustees, persons entitled to vote under a stockholder voting agreement, or otherwise, or if two or more persons (including proxy holders) have the same fiduciary relationship respecting the same shares, unless the Secretary of the Corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointment them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

(i) If only one votes, such act binds all;

(ii) If more than one votes, the act of the majority so voting binds all;

(iii) If more than one votes, but the vote is evenly split on any particular matter, each faction may vote the shares in question proportionately. If the instrument so filed or the registration of the shares shows that any such tenancy is held in unequal interests, a majority or even split for the purpose of this section shall be a majority or even split in interest.

Section 6 — Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents or transfer clerks and one or more registrars, and may require all certificates for shares to bear the signature or signatures of any of them.

ARTICLE VI — MISCELLANEOUS

Section 1 — Checks, Drafts, Etc.

All checks, drafts, or other orders for payment of money, notes, or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

Section 2 — Contracts, Etc., How Executed.

The Board of Directors, except as in the bylaws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and, unless so authorized by the Board of Directors, no officer, agent, or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose of for any amount. Subject to the provisions of applicable law, any note, mortgage, evidence of indebtedness, contract, share certificate, conveyance, or other instrument in writing and any assignment or endorsements thereof executed or entered into between the Corporation and any other person, when signed by the Chairman of the Board, the President, or any Vice President, and the Secretary, any Assistant Secretary, the Treasurer, or any Assistant Treasurer of the Corporation shall be valid and binding on the Corporation in the absence of actual knowledge on the part of the other person that the signing officers had not authority to execute the same.

Section 3 — Seal.

The Corporation shall adopt and use a corporate seal consisting of a circle setting forth on its circumference the name of the Corporation and showing the state of incorporation.

Section 4 — Fiscal Year.

The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 5 — Loans.

No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors; such authority may be general or confined to specific instances.

Section 6 — Deposits.

The Board of Directors shall select banks, trust companies, or other depositories in which all funds of the Corporation not otherwise employed shall, from time to time, be deposited to the credit of the Corporation.

Section 7 — Dividends.

Subject to applicable law, dividends may be declared and paid out of any funds available therefor, as often, in such amounts, and at such time or times as the Board of Directors may determine.

Section 8 — Construction and Definitions.

Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the laws of the state of Nevada shall govern the construction of these bylaws. Without limiting the generality of the foregoing, the masculine gender includes the feminine and neuter, the singular number includes the plural and the plural number includes the singular, and the term “person” includes a corporation as well as a natural person.

Section 9 — Control Share Acquisition.

The Corporation elects to be governed by the provisions of NRS §78.378 to NRS §78.3793, inclusive, of the Nevada Business Corporation Law.

Section 10 — Combinations with Interested Stockholders.

The Corporation elects to be governed by the provisions of NRS §78.411 to NRS §78.444, inclusive, of the Nevada Business Corporation Law.

ARTICLE VII — AMENDMENTS

The Board of Directors shall have the power to make, adopt, alter, amend, or repeal, from time to time, the bylaws of the Corporation.